UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2015
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

In connection with the appointment of two non-management directors to the Board of Directors of Tesoro Logistics GP, LLC (the “General Partner”) of Tesoro Logistics LP (the “Partnership”), Keith M. Casey and Charles S. Parrish both ceased to serve as members of the Board of Directors of the General Partner (the “Board”) effective as of April 17, 2015. There was no disagreement between either of Mr. Casey or Mr. Parrish and the Board, the Partnership, or the General Partner’s management regarding any matter relating to the Partnership’s operation, policies or practices. Mr. Parrish will continue to serve as Vice President and General Counsel of the Partnership.

(d) Election of Directors.

Effective April 17, 2015, Messrs. Robert W. Goldman and Michael E. Wiley were appointed to serve as directors on the Board.

For their service on the Board, Messrs. Goldman and Wiley will each receive an annual cash retainer of $83,000, as well as meeting attendance fees of $1,500 per Board meeting (for attendance in person or by telephone).

Messrs. Goldman and Wiley both also serve as directors of Tesoro, which directly and indirectly through its affiliates, owns the General Partner. As of April 17, 2015, affiliates of Tesoro owned 28,181,748 common units, representing a 34% limited partner interest in the Partnership. In addition, the General Partner owns 1,631,448 general partner units, representing a 2% general partner interest in the Partnership, as well as incentive distribution rights.

The Press Release announcing the elections of Messrs. Goldman and Wiley is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of the Partnership issued on April 17, 2015, announcing the election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 20, 2015

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/S/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press release of the Partnership issued on April 17, 2015, announcing the election of directors.

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